Exhibit 99.1

LANTIS LASER INC.
PRO FORMA UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma consolidated financial statements give effect to the merger of TAG Minerals Inc. (“TAG”) by Lantis Laser Inc. (“LLSR” and the “Company”) and are based on estimates and assumptions set forth herein and in the notes to such pro forma statements.

On April 22, 2011, the registrant, LLSR, entered into an agreement and plan of merger (the “Merger Agreement”) with Lantis Acquisition Corp., a wholly-owned subsidiary of LLSR (“Merger Sub”), and TAG, pursuant to which the Merger Sub was to be merged into TAG (the “Merger”), with TAG and becoming a wholly-owned subsidiary of LLSR. On May 23, 2011, Merger Sub merged with and into TAG and LLSR issued 50% of its issued and outstanding shares of common stock or 165,000,000 shares of its common stock to the three stockholders of TAG to complete the Merger.

This transaction is being accounted for as a reverse acquisition and a recapitalization.  LLSR is the acquirer for accounting purposes and TAG will become a subsidiary of LLSR.

The following unaudited pro forma consolidated statement of operations for the three months ended March 31, 2011 and the year ended December 31, 2010 gives effect to the above as if the transactions had occurred at the beginning of the period.  The unaudited pro forma consolidated balance sheet at March 31, 2011 assumes the effects of the above as if this transaction had occurred as of January 1, 2010.

LANTIS LASER INC.
PRO FORMA UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

The unaudited pro forma consolidated financial statements are based upon, and should be read in conjunctions with LLSR’s audited financial statements as of and for the year ended December 31, 2010 and interim financial statements for the three months ended March 31, 2011

The unaudited pro forma consolidated financial statements and notes thereto contained forward-looking statements that involve risks and uncertainties.  Therefore, our actual results may vary materially from those discussed herein.  The unaudited pro forma consolidated financial statements do not purport to be indicative of the results that would have been reported had such events actually occurred on the dates specified, nor is it indicative our future results.

LANTIS LASER INC.
NOTES TO UNAUDITED PRO FORMA
CONSOLIDATED FINANCIAL STATEMENTS

NOTE A – ADJUSTMENT

(a)
To record the issuance of 165,000,000 shares of LLSR to owners of TAG for acquisition of TAG. The acquisition brought with it, control to owners of TAG as they will own 50% of the then outstanding shares of LLSR.

NOTE B – PRO FORMA WEIGHTED AVERAGES SHARES OUTSTANDING

Pro forma shares outstanding assuming the transaction occurred as of March 31, 2011:

LLSR Shares Outstanding	142,452,356

Shares issued in merger with TAG	165,000,000

Pro forma shares outstanding	307,452,356

LANTIS LASER INC.
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
MARCH 31, 2011

	Historical
	LLSR	TAG	Adjustments		Consolidated

ASSETS

Current Assets
Cash	$6,039	$50	$-		$6,089
Total current assets	6,039	50	-		6,089

Fixed Assets
Property and equipment	18,970	-	-		18,970

TOTAL ASSETS	$25,009	$50	$-		$25,059

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable and accrued expenses	$460,897	$-	$-		$460,897
Accrued interest - convertible notes	167,298	-	-		167,298
Related party payables	1,102,191	50	-		1,102,241
Convertible notes payable	466,266	-	-		466,266

TOTAL LIABILITIES	2,196,652	50	-		2,196,702

Common stock	151,561	-	165,000	a	316,561

Additional paid-in capital	8,141,107	-	(165,000)	a	7,976,107

Deficits accumulated during the development	(10,464,311)	-	-		(10,464,311)
stage

TOTAL STOCKHOLDERS' DEFICIT	(2,171,643)	-	-		(2,171,643)

TOTAL LIABILITIES & STOCKHOLDERS'
EQUITY	$25,009	$50	$-		$25,059

LANTIS LASER INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2011

	Historical
	LLSR	TAG	Adjustment	Consolidated

Revenues, net	$-	$-	$-	$-

Expenses
General and administration	13,458	-	-	13,458
Depreciation and amortization expense	5,620	-	-	5,620
Other (income) expense	37,783	-	-	37,783

Total expenses	56,861	-	-	56,861

Net loss before provision for
income taxes	$(56,861)	$-	$-	$(56,861)

Loss per share, basic and diluted	$(0.00)	$-		$(0.00)

Weighted average number of shares outstanding	142,452,356	0		307,452,356

LANTIS LASER INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2010

	Historical
	LLSR	TAG	Adjustment	Consolidated

Revenues, net	$-	$-	$-	$-

Expenses
General and administration	133,928	-	-	133,928
Depreciation and amortization expense	22,481	-	-	22,481
Other (income) expense	464,988	-	-	464,988

Total expenses	621,397	-	-	621,397

Net loss before provision for
income taxes	$(621,397)	$-	$-	$(621,397)

Loss per share, basic and diluted	$(0.01)	$-		$(0.00)

Weighted average number of shares outstanding	108,351,161	0		273,351,161